Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Employment Agreement”) is entered into as of this 6th day of January, 2005, between Ellen O. O’Hara (the “Employee”) and EFJohnson Company (the “Company”).

Section 1.                                            Employment.

a.                                       The Company hereby employs the Employee as President and Chief Operating Officer, and the Employee hereby accepts full-time employment in such capacity effective February 1, 2005, subject to the terms of this Employment Agreement.  This employment shall be on an at-will basis and not for any definite employment term, i.e., either the Company or the Employee may terminate this employment relationship at any time, for any or no reason, with or without notice, subject to the provisions herein.  To the extent practicable, and without altering the at-will nature of the relationship, Company and the Employee shall each provide the other party with four (4) weeks’ advance notice of a termination or resignation, as applicable.  Company reserves the right to terminate employment in less than four (4) weeks but agrees to pay Employee for the four (4) week notice period.  Further, employment shall be on a “full-time” basis, which means Employee shall devote substantially all of Employee’s normal business time, attention, knowledge and skills to the business and interest of the Company.  Employee agrees to follow, obey and observe all of the rules, regulations, policies, procedures and systems of the Company, to work for the best interest of the Company, to strive to further the goodwill and professional standing of the Company with its clients, customers, vendors, employees, and the public, and to attend to the duties of employment hereunder.  With the written approval of the Chairman & CEO of the Company, Employee may participate in civic, charitable, or industry organizations and may serve on the board of directors of non-competing for-profit or non-profit businesses.

b.                                      The Company shall pay the Employee a monthly salary of $21,666.67 (twenty-one thousand six hundred sixty-six dollars and sixty-seven cents) (which equates to an annual figure of $260,000), less all applicable withholdings and other normal employee deductions, to be paid on the 15th and last day of each month in the amount of $10,833.34 (ten thousand eight hundred and thirty-three dollars and thirty-four cents) (the “Base Salary”).

c.                                       The Company will pay the Employee a signing bonus of $40,000 (forty thousand dollars), less all applicable withholdings and other normal employee deductions, at the inception of employment.

d.                                      Employee shall be eligible to participate in the Management Incentive Program (“MIP”).  Under the MIP, Employee shall be eligible to earn an amount equal to a maximum of 50% of Employee’s Base Salary, assuming the Company and Employee meet certain targets as required by the MIP.

e.                                       The Company agrees to reimburse Employee for “Relocation Expenses” up to a maximum of $100,000, inclusive of gross ups for tax purposes.  Such Relocation Expenses include such things as realtor fees, mover costs, temporary living accommodations, and $15,000 to be used for miscellaneous moving-related costs. All taxes payable by the Employee attributable to relocation-related payments from the Company shall also be considered eligible expenses under this paragraph.  Employee is to submit all receipts relating to relocation for reimbursement.  In connection with this Section 1(e) of the Agreement, should Employee voluntarily resign her employment within one year of the Effective Date of this Agreement, Employee agrees to re-pay the monies for the Relocation Expenses on a pro rata basis (i.e., for each month that she works, the amount to be repaid will decrease by 1/12).

f.                                         The Company agrees to provide Employee with 100,000 options to purchase Company stock.  In addition, subject to the approval of the Board and in accordance with the SEC Compliance notification attached to the Offer Letter given to the Employee, Employee is to receive another 100,000 options on Company stock on the one-year anniversary of the Effective Date, assuming Employee is still employed with the Company at that point.  .  Such options shall vest over five (5) years measured from the grant date with twenty percent (20%) of the options vesting at the end of the first year following the grant date and then yearly thereafter.  The strike price for the options will be the closing price of the Company stock on the day of the grant. All rights and obligations regarding stock options will be governed by the stock option plan documents.

g.                                      Employee shall be entitled to 160 (one hundred sixty) hours of vacation per year.  This section of the Agreement will otherwise be governed by the terms of the Company’s standard vacation policy which permits carry-over to the next year of up to 50% of the current year’s vacation allotment.

h.                                      Subject to reasonable and appropriate substantiation presented by the Employee, the Company shall pay on the Employee’s behalf all statements for reasonable expenses incurred in connection with the negotiation and execution of this Agreement up to a maximum of $2,000.

Section 2.                                            Confidential Information.

a.                                       The Company will give Employee “Confidential Information” (defined herein).  The Employee agrees to hold Confidential Information in strict confidence and not to disclose such Confidential Information to any third parties, except to such directors, officers, employees, stockholders, and agents of the Company with a bona fide need to know, but only to the extent necessary to further the business purposes of the Company.  Employee further agrees that all such Confidential Information shall remain the exclusive property of the Company during Employee’s employment and following her separation from employment for any reason.

b.                                      The term “Confidential Information” shall mean any information not generally known in the relevant trade or industry, which by its sensitive nature can reasonably be expected to cause substantial harm to the Company if disclosed and which was obtained from any of the Company or its affiliates, or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services at any time by the Employee on behalf of the Company or any of its affiliates and which falls within the following general categories:

(i)  information relating to trade secrets of any of the Company or its affiliates or any customer or supplier of any of the Company or its affiliates;

(ii)  information relating to existing or contemplated products, services, technology, designs, processes, formulae, algorithms, research or product developments of any of the Company or its affiliates or any customer or supplier of any of the Company or its affiliates;

(iii)  information relating to business plans, sales or marketing methods, pricing, customer lists, customer usages and/or requirements, supplier information of any of the Company or its affiliates or any customer or supplier of any of the Company or its affiliates; and

(iv)  any other confidential information which any of the Company or its affiliates or any customer or supplier of any of the Company or its affiliates may reasonably have the right to protect by patent, copyright, or by keeping it secret or confidential.

c.                                       Confidential Information will not include information which:

(i)                                     is now, or hereafter becomes, through no act or failure to act on the part of the Employee, generally known or available to the public;

(ii)                                  was acquired by the Employee before receiving such information from the Company and without restriction as to use or disclosure;

(iii)                               is required to be disclosed pursuant to law, providing the Employee uses reasonable efforts to give the Company reasonable notice of such required disclosure; or

(iv)                              is disclosed with the prior written consent of the Company.

Section 3.                                            Noncompete.

a.                                       Employee acknowledges and agrees that as an Employee and representative of the Company, the Employee will be responsible for building and maintaining business relationships and good will with customers, clients, prospects, employees, investors, and the public.  Employee further acknowledges and agrees that the Company’s business necessarily involves the creation and development of goodwill with the Company’s customers, clients, prospects, employees, investors, and the public.  Employee further acknowledges and agrees that this creates a special relationship of trust and confidence between the Company, the Employee, and various third parties.  Employee further acknowledges and agrees that this creates a risk and opportunity for Employee to misappropriate these relationships and the goodwill existing between the Company and such persons.  Accordingly, the Employee acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation.

b.                                      Ancillary to, and as a condition of employment, and in consideration of the Confidential Information, the stock options, and the other valuable consideration provided to Employee by the Company, Employee agrees to the following:

(i)                                     that at no time during the effective term of this Employment Agreement and for one (1) year following Employee’s separation from employment (for any reason), absent express written permission by the Chairman & CEO of the Company, will she (directly or indirectly) for herself or on behalf of any other person, partnership, firm, association or corporation in the “Market Area” (defined below) (i) open or operate a business which would be a competitor of the Company or (ii) act as an employee, agent, advisor or consultant in the same or similar capacity or providing the same or similar services to any entity that competes with or is in the “Same or Similar Business” (defined below) of the Company.  “Market Area” is defined as an area within fifty miles of Employee’s office, or any other Company office in which Employee has conducted business.  “Same or Similar Business” is defined as any business that is a provider of communication products for public safety and/or public service.

(ii)                                  that at no time during the effective term of this Employment Agreement and for one (1) year following Employee’s separation from employment (for any reason), will she (directly or indirectly, for herself or on behalf of any other person, partnership, firm, association or corporation) (a) divert away, attempt to divert away, solicit, or attempt to solicit business from any of the company’s customers served by the Employee or whom Employee had dealings with during the last twelve (12) months of her employment, (b) attempt to attract any supplier away from the Company with whom the Employee worked while employed at EFJohnson or use her information regarding the Company’s suppliers in any way which would detrimentally affect the Company.

(iii)                               Employee acknowledges that the Confidential Information and other valuable consideration provided herein gives rise to the Company’s interest in these restrictive covenants, and that any limitations as to time, geographic scope, and scope of activity to be restrained defined herein are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company.  The Employee further agrees that, if at some later date, a court of competent jurisdiction determines that these covenants are governed by, and do not meet, the criteria set forth in Tex. Bus. & Com. Code. § 15.50, these provisions shall be reformed, by the least extent necessary, to make them enforceable.  Should a court determine any restriction in this or any other section of the Agreement to be void, illegal, or unenforceable, all other provisions contained herein shall remain in full force and effect.  Employer acknowledges and recognizes that the enforcement of any of the provisions in this Agreement by Company will not interfere with the Employee’s ability to pursue a proper livelihood.

Section 4.                                            Proprietary Rights.  The Employee agrees that all inventions, innovations, improvements and other work product (including, without limitation, new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by her during her employment by the Company, shall belong to the Company and the Employee hereby assigns all right, title, and interest in same and all copyrights, source codes, patents, trademarks, trade secrets and other proprietary rights related thereto to the Company.  The Employee will promptly disclose such inventions, innovations, improvements and work product to the Company and, during her employment by the Company and at all times thereafter, shall perform all actions reasonably requested by the Company to establish and confirm such ownership.

Section 5.                                            Compliance with Federal Contractor Requirements.  Employee acknowledges and agrees that the Company has established certain policies required by its status as a federal contractor and agrees to abide and be bound by such policies including, but not limited to:

(i)                                                    the provisions of the anti-drug policies prohibiting the manufacture, distribution, disposition, possession, or use of a controlled substance in the workplace; and

(ii)                                                 the governmental policies prohibiting payments to influence federal officials set forth in F.A.R. 52.203-12 entitled “Limitation on Payments to Influence Certain Federal Transactions”.

Section 6.                                            Enforcement.

a.                                      Injunctive Relief.  The Employee understands and agrees that, in the event the Employee breaches Sections 2 or 3 of this Agreement, Company will suffer immediate and irreparable harm that cannot be accurately calculated by monetary damages.  Consequently, in addition to any other legal or equitable relief to which the Company would be entitled, Employee acknowledges and agrees that the Company shall be entitled to immediate injunctive relief to prevent such violation. Furthermore, in the event of a breach or alleged breach of Section 2 or 3 of this Agreement, the Company shall not be deprived of the full period of the restrictive covenants.  Accordingly, the time periods set forth above in the restrictive covenants shall be tolled until such breach or violation has been cured.

b.                                      Arbitration.  The parties agree that, except as specified in Section 6(a) (injunctive relief), arbitration shall be the exclusive remedy for any and all disputes, claims or controversies, whether statutory, contractual or otherwise, between the Company and the Employee concerning the Employee’s employment or termination thereof. In the event either party provides a Notice of Arbitration of Dispute to the other party, the Company and the Employee agree to submit such dispute or controversy, whether statutory or otherwise, to an arbitrator selected from a panel of arbitrators of the American Arbitration Association (“AAA”) located in Dallas, Texas. The effective rules of Commercial Arbitration of the American Arbitration Association shall control the arbitration. The arbitrator must have expertise in the matters in controversy. If the parties cannot agree on an arbitrator, either party may request that the AAA submit a list of seven (7) qualified arbitrators to the parties. From this list, each party shall strike three (3) names in alternation. The unstricken name will be empowered to act as arbitrator. The parties agree that the Employee shall strike the first name from the list. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any arbitration proceeding conducted subject to these provisions, the arbitrator is specifically empowered to decide any question pertaining to limitations, and may do so by documents or with a hearing, in his or her sole discretion. In this regard, the arbitrator may authorize the submission of pre-hearing motions similar to a motion to dismiss or for summary adjudication for purposes of considering this matter. The arbitrator’s decision will be final and binding upon the parties. Each party shall bear his, her or its own attorneys fees unless a statute authorizes the arbitrator to make an award of attorneys’ fees to the prevailing party, in addition to any other relief to which he, she or it may be entitled. In rendering the award, the arbitrator shall state the reasons therefore, including any computations of actual damages or offsets, if applicable.

Section 7.                                            Change in Control.

a.                                       In the event of a “Change in Control” (defined herein) during Employee’s employment, and if Employee remains employed by the Company for six months following a Change in Control, Employee will be entitled to receive a one time retention bonus, to be determined at or near the time of the Change in Control.

b.                                      In the event of a “Change in Control” during Employee’s employment, and if, within one year following a Change in Control, Company terminates Employee for other than one of the reasons set forth under Section 8 hereunder (or if Employee resigns because her working conditions following the Change in Control have objectively substantially deteriorated), Employee shall be entitled to:

(i)                                     separation pay in an amount equal to two year’s salary (based on the Employee’s then fixed monthly salary);

(ii)                                  an accelerated full and immediate vesting in all outstanding Company stock options;

(iii)                               medical benefits to the Employee and/or the Employee’s family at least equal to the benefits (including premium rates) provided to active employees of the Company, which coverage shall continue for two (2) years following the termination date;

c.                                       “Change in Control,” for purposes of Section 7 of this Agreement, is deemed to have occurred if

(i)                                     there is a sale of all or substantially all of the Company’s assets to a party other than a current shareholder of the Company;

(ii)                                  there is a merger or consolidation with another company or entity if persons who are not stockholders of the Company immediately prior to such merger or consolidation own, immediately after such merger or consolidation, 50% or more of the voting power of the outstanding securities of each of the continuing or surviving entity, and any direct or indirect parent corporation of such continuing or surviving entity;

(iii)                               any person, corporation, partnership or other entity (other than the current owners), becomes the owner of record of securities of the Company that represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to elect Directors.

Section 8.                                            Benefits in the event Company terminates Employee’s employment.  If the Company terminates Employee’s employment, and does so for a reason other than (i) commission of a crime involving moral turpitude, (ii) failure to perform material duties of her position, or (iii) material breach of this Agreement, the following shall apply provided that employment termination under item (ii) above shall have been preceded by a written demand for substantial performance identifying the manner in which the Company believes the Employee has not substantially performed her material duties and has provided Employee with a reasonable period to cure the alleged failure.

(i)            separation pay equal to one year’s Base Salary;

(ii)           medical benefits to the Employee and/or the Employee’s family at least equal to the benefits (including premium rates) provided to active employees of the Company, which coverage shall continue for one (1) year following the termination date;

(iii)          such separation pay and benefits are conditional on Employee’s execution of a release agreement by the Employee.  Nothing contained in this or any other section of this Agreement modifies the at-will relationship of the parties.

Section 9.                                            Retiree Medical   Should Employee’s employment terminate on or after January 31, 2012 for other than one of the reasons set forth under Section 8 above, and if the Employee has not yet reached age 65 on the date of termination, the Company shall continue medical benefits to the Employee and/or her family at least equal to those which are provided to active employees of the Company, with 50% of the premium paid by the Company and 50% paid by the Employee. Such benefits shall continue until Employee’s benefits under COBRA will cover her to age 65.

Section 10.                                      Amendments.  No change, modification, waiver, discharge, amendment, or addition to the Employment Agreement shall be binding unless it is in writing and signed by the Company and the Employee.

Section 11.                                      Entire Agreement.  Unless otherwise stated herein, this Employment Agreement contains the entire understanding and agreement between the Company and the Employee and supersedes any prior written or verbal agreements between them pertaining to the Employee’s employment with the Company.

Section 12.                                      Governing Law.  This Employment Agreement shall be governed by the substantive laws of the State of Texas. Any dispute arising under this Agreement shall be brought exclusively and solely in an appropriate tribunal sitting in Dallas County, Texas.

Section 13.                                      Nonassignability; Successors.  The obligations of the Employee under this Employment Agreement are not assignable by her.  Except as provided in the immediately preceding sentence, this Employment Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors.

Section 14.                                      Representations of Employee; Third Party confidential information. The Employee represents and warrants that Employee has not previously assumed any obligations inconsistent with those of this Agreement.  The Company does not want any other company’s or employer’s Confidential Information and expressly prohibits Employee from using or bringing onto Company’s property any Confidential Information belonging to a previous employer or others.

Section 15.                                      Return of Materials. The Employee agrees that, within three business days of her separation from employment (for any reason), Employee shall, among other things, return to the Company all Confidential Information and other materials belonging to the Company.

Section 16.                                      Notice of Competition. Employee agrees that, should Employee wish to directly or indirectly compete with or assist others in competing with any of the businesses of the Company, Employee will first provide written notice to Michael Gamble, Vice-President, Administration, or the Human Resources Department, at least seven (7) days before doing so.

Section 17.                                      Notices.  Any notice required to be given in writing by any party to this Employment Agreement may be personally delivered or mailed by registered or certified mail to the last known address of the party to be notified.  For notification to the Company, such notice shall be delivered to Michael Gamble, Vice-President, Administration, or to the head of Human Resources for the Company.  Any such notice personally delivered shall be effective upon delivery and any such notice mailed shall be effective four (4) business days after the date of mailing, by registered or certified mail, with postage prepaid to the last known address of the party to be notified.

Section 18.                                      Severability.  The invalidity or unenforceability of any particular provision of this Employment Agreement shall not affect the other provisions of this Employment Agreement.  Any such invalid or unenforceable provision shall be enforced to the fullest extent possible, and the remainder of this Employment Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

Section 19.                                      Headings.  The section and other heads contained in this Employment Agreement are for reference purposes only and shall not affect the interpretation of this Employment Agreement.

Section 20.                                      Construction.  Whenever required by the context, references to the singular shall include the plural, and the masculine gender shall include the feminine gender.

IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be executed on its behalf and the Employee has signed his name hereto, effective as of the date first written above.

COMPANY:

EFJ, Inc.

By:	/s/ Michael B Gamble .
Printed Name	Michael B Gamble
Its	Vice President, Administration

EMPLOYEE:

/s/ Ellen O. O’Hara
Ellen O. O’Hara